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                            NONCOMPETITION AGREEMENT

     This Noncompetition Agreement, dated as of March 1, 1995 (the "Effective Date"), is entered into by and between Quality Food Centers, Inc., a Washington corporation ("QFC"), and Maurice F. Olson ("Olson").

                                    RECITALS

     A. Olson is the President and majority shareholder of Olson Food Stores, Inc. ("OFS"), a Washington corporation.

     B.   OFS and QFC are engaged in the retail grocery business.

     C. As of the date of this Agreement, QFC has acquired OFS pursuant to an Agreement of Merger dated December 23, 1994 (the "Merger Agreement").

     D. Olson has been appointed to the QFC Board of Directors as of the Effective Date, and QFC and Olson have discussed the possibility that Olson may become a consultant to QFC following the date of this Agreement.

     E. QFC and Olson desire to set forth in this Agreement certain noncompetition covenants that will be applicable to Olson.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, QFC and Olson hereby agree as follows:

1.   NONCOMPETITION

     1.1  NONCOMPETITION

     Olson agrees that, except as otherwise provided in this Agreement, he shall not, during the period commencing on the Effective Date and ending on the later of (a) five years from the date of this Agreement or (b) three years after the termination, whether voluntary or involuntary, of any consulting arrangement which may be entered into after the Effective Date by QFC and Olson (the "Noncompetition Period"), be employed by, consult with or otherwise perform services for, own, manage, operate, control or participate in the ownership, management, operation or control of, any retail

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grocery store located within 20 miles of any retail grocery store operated by
QFC at the later of (a) the date of termination of his employment, if any, by QFC as a consultant or (b) the date Olson ceases to be a member of the Board of Directors of QFC (a "QFC Store"); PROVIDED, HOWEVER, that nothing herein shall prevent the purchase or ownership by Olson of securities that constitute less than five percent of the outstanding voting securities of a publicly held corporation. Olson also agrees that during the period described above he will not invest funds in, enter into agreements to lease real property at below market rates to, or make loans to any retail grocery store owned by his sons and located within 20 miles of any QFC Store.

     1.2  EXCLUSIONS

     The noncompetition covenants in Section 1.1 shall not be applicable to the ownership, management, operation and control by Olson of, or to the performance by Olson of services for, the retail grocery stores and retail grocery store sites defined as the "Max Stores" in that certain Right of First Refusal entered into in connection with the closing under the Merger Agreement, so long as Olson has a direct or indirect ownership interest in the Max Stores and Max Sites. Olson agrees that he will divest himself of any and all direct or indirect ownership interests in the Max Stores within two years after the Effective Date. The parties acknowledge that Olson will continue to own, manage and operate a wholesale bakery business supplying QFC Stores and other retail grocery stores, as well as the equipment business currently conducted by Signature Equipment Co., none of which are intended by the parties to be within the scope of Olson's noncompetition covenants. The parties also agree that Olson shall not be required by this Agreement to divest any shares of stock of Associated Grocers, Inc. owned by him or by any business under his control, nor shall Olson be prevented from receiving rental income, including without limitation percentage rent, from retail grocery stores that lease real or personal property from Olson or from any business under his control, provided that Olson does not subsidize grocery stores competing with QFC Stores by entering into agreements to lease real property to them at below market rates.

2.   CONSIDERATION

     The parties agree that $2,000,000 of the consideration paid to Olson pursuant to the Merger Agreement was paid in consideration of Olson's noncompetition covenants set forth in this Agreement.

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3.   BOARD SEAT

     The Merger Agreement provides that Olson will be appointed to the QFC Board of Directors on the date of this Agreement. QFC further agrees to make all reasonable efforts to cause Olson to be elected to a three-year term on the Board of Directors at QFC's annual meeting of shareholders to be held in 1995, including nominating Olson as a management candidate to the Board of Directors and recommending his election to shareholders.

4.   EQUITABLE RELIEF

     Olson acknowledges that this Agreement is essential to QFC and that damages sustained by QFC as a result of a breach of this Agreement cannot be measured precisely. As a consequence of the foregoing Olson agrees that QFC, notwithstanding any other provision of this Agreement, and in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief, including, without limitation, specific performance, to prevent or curtail any breach of any provision of this Agreement.

5.   ARBITRATION

     Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted in Seattle, Washington by one arbitrator either mutually agreed upon by Olson and QFC or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

6.   MISCELLANEOUS

     All notices given hereunder shall be given as provided in the Merger Agreement. No delay or failure by either party in exercising, protecting or enforcing any of its rights or remedies shall constitute a waiver thereof. The express waiver by a party of any right or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. No amendment, modification, waiver, termination or discharge of any


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provision of this Agreement shall be effective unless set forth in writing and signed by the parties. This Agreement shall be governed by and construed in accordance with the laws of the state of Washington. If any provision of this Agreement shall for any reason be held invalid, illegal or unenforceable by a court of competent jurisdiction, then, to the full extent permitted by law, all other provisions shall remain in full force and effect and shall be construed in order to carry out the intent of the parties hereto and any court or arbitrator having competent jurisdiction shall have the power to reform such invalid, illegal or unenforceable provision to the extent necessary for such provision to be enforceable. This Agreement constitutes the entire agreement between the parties and supersedes any and all other oral or written communications, understandings or agreements between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.


                                             QUALITY FOOD CENTERS, INC.



                                             By:     /S/ DAN KOURKOUMELIS
                                                --------------------------------
                                             Title:  PRESIDENT



                                             /S/ MAURICE F. OLSON
                                             -----------------------------------
                                             Maurice F. Olson

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